UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SWM	New York Stock Exchange

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

In connection with the previously disclosed proposed offer to acquire Scapa Group Plc (the “Offer”) to be implemented by way of a scheme of arrangement (the “Scheme”) under Part 26 of the United Kingdom Companies Act 2006, as amended, on February 9, 2021, Schweitzer-Mauduit International, Inc. (“SWM” or the “Company”) entered into an amendment (the “First Amendment”) to the Company’s existing credit agreement, dated as of September 25, 2018 (the “Existing Credit Agreement” and, as amended by the First Amendment, the “Amended Credit Agreement”), by and among the Company, certain of its subsidiaries and the lenders party thereto, to, among other things, add a new Term Loan B facility in the initial aggregate amount of $350.0 million (the “Term Loan B Facility”) and make certain other amendments (primarily to facilitate the making of the Offer). The Company commenced the syndication of the Term Loan B Facility on February 9, 2021, which is expected to be completed during the week of February 22, 2021. Certain terms of the Term Loan B Facility are subject to change based on market conditions and the completion of the syndication.

The Term Loan B Facility will mature seven years after the closing date of the First Amendment (the “Closing Date”). Borrowings under the Term Loan B Facility will initially bear interest, at the Company’s option, at either (i) 4.00% in excess of a reserve adjusted LIBOR rate (subject to a minimum floor of 0.75%) or (ii) 3.00% in excess of an alternative base rate. The Company will use the proceeds from the Term Loan B Facility, together with up to $325.0 million of the Company’s existing $500,000,000 revolving line of credit (the “Revolving Credit Facility”) under the Existing Credit Agreement, to finance the cash consideration payable to Scapa shareholders pursuant to the Offer and expenses payable in connection with the Offer (including debt refinancing costs) (together the “Acquisition Costs”). The $325.0 million from the Revolving Credit Facility to be used to fund Acquisition Costs is unavailable for the Company to otherwise draw until the proposed acquisition of Scapa Group Plc is consummated.

Borrowings under the Term Loan B Facility and the Revolving Credit Facility to fund Acquisition Costs will be subject to customary “certain funds” provisions consistent with the United Kingdom City Code on Takeovers and Mergers. Such provisions apply until the date that is the earlier of (i) July 27, 2021 (the “Initial Long Stop Date”) or, if the Scheme has become effective or the Takeover Offer (as such term is defined in Part 28 of the United Kingdom Companies Act 2006, as amended) has been closed for acceptances less than 14 days before the Initial Long Stop Date (and for the avoidance of doubt not after the Initial Long Stop Date), the date which is 14 days after that date on which the Scheme has become effective or the Takeover Offer has been closed for acceptances, or (ii) the date on which the Scheme or Offer has lapsed or been terminated or withdrawn.

Under the terms of the Amended Credit Agreement, the Company will continue to be required to maintain certain financial ratios and comply with certain financial covenants. In addition, borrowings and loans made under the Amended Credit Agreement (including the new Term Loan B Facility) will continue to be secured by substantially all of the Company’s and the guarantors’ personal property, excluding certain customary items of collateral, and will be guaranteed by the Company’s existing and future wholly-owned material domestic subsidiaries and by SWM Luxembourg.

The Company will pay certain customary fees and expenses as described in the First Amendment.

The terms of the Existing Credit Agreement are more fully described in the Company’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 25, 2018. The terms of the Offer are more fully described in the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2021.

The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the text of the First Amendment (including the Amended Credit Agreement), which is attached hereto as Exhibit 10.1, and which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 9, 2021, the Company entered into the First Amendment (as described under Item 1.01 above). The description of the First Amendment and the full text of the First Amendment (including the Amended Credit Agreement), which is attached as Exhibit 10.1 hereto, are incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 9, 2021, the Company issued a press release announcing the entry into the First Amendment and providing expected fourth quarter and full year 2020 financial results. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment, dated as of February 9, 2021, to the Credit Agreement, dated September 25, 2018, by and among Schweitzer-Mauduit International, Inc., SWM Luxembourg, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release issued by Schweitzer-Mauduit International, Inc., dated February 9, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

FURTHER INFORMATION

This Current Report on Form 8-K (this “Current Report”) is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable laws. The Offer will be implemented solely pursuant to the terms of the Scheme Document, which will contain the full terms and conditions of the Offer, including details of how to vote in respect of the Offer. Any decision in respect of, or other response to, the Offer should be made only on the basis of the information contained in the Scheme Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Andrew Wamser
Andrew Wamser
Executive Vice President and
Chief Financial Officer

Dated: February 9, 2021